Exhibit 99.1

Hewlett Packard Enterprise 6280 America Center Drive San Jose, CA 95002 hpe.com

Editorial contact
Stefanie Notaney
stefanie.notaney@hpe.com

Investor contact
Sonalee Parekh
investor.relations@hpe.com

News Release

HPE Reports Q2 Results

Q2 2020 Financial Highlights:
•Revenue: $6.0 billion with momentum in our strategy to pivot to as a service
•Annualized revenue run-rate (ARR): $520 million, up 17% from the prior-year period
•Gross profit margin: GAAP of 31.9%, down 30 basis points from the prior-year period and Non-GAAP of 32.0%, down 20 basis points from the prior-year period
•Diluted net earnings per share:
•GAAP of ($0.64), compared to $0.30 from the prior-year period, includes non-cash write-down of legacy goodwill
•Non-GAAP of $0.22, compared to $0.42 from the prior-year period

HPE Board of Directors approved a Cost Optimization and Prioritization Plan to prioritize investments and realign resources to areas of growth:
•Three year plan, to be implemented through fiscal year 2022
•Estimated gross savings of at least $1.0 billion and annualized net run-rate savings of at least $800 million
•Expected cash funding payments of $1.0 billion to $1.3 billion

SAN JOSE, Calif., May 21, 2020 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2020 second quarter, ended April 30, 2020.

“The global economic lockdowns since February significantly impacted our fiscal Q2 financial performance,” said Antonio Neri, president and CEO of HPE. “We exited Q2 with $1.5 billion dollars in orders across the portfolio, representing two times the average historical backlog1.”

“Despite challenging circumstances, HPE GreenLake, our as-a-service offering, gained traction with 17% ARR growth and our Intelligent Edge business grew 12% in North America outperforming the market while expanding margins,” added Neri.

“We are taking decisive steps to navigate the near term uncertainty, while ensuring we align resources to priority growth areas so that we are well positioned to accelerate our edge-to-cloud strategy and address the needs of our customers in a post-COVID-19 world,” Neri said.

Second Quarter Fiscal Year 2020 Results

Net revenue of $6.0 billion, down 16% from the prior-year period and 15% from the prior-year period when adjusted for currency, driven primarily by supply chain constraints and delays in customer acceptance, which resulted in significantly higher levels of backlog, particularly in Compute, HPC & MCS, and Storage.

Annualized revenue run-rate (ARR) of $520 million, up 17% from the prior-year period. We are reiterating our 2019 Securities Analyst Meeting ARR guidance of 30-40% Compounded Annual Growth Rate from fiscal year 2019 to fiscal year 2022.

GAAP gross profit margin of 31.9%, compared to 32.2% from the prior-year period and Non-GAAP gross profit margin of 32.0%, compared to 32.2% from the prior-year period.

GAAP operating profit margin of (13.9%), compared to 6.1% from the prior-year period and Non-GAAP operating profit margin of 6.1%, compared to 8.9% from the prior-year period.

GAAP diluted net earnings per share (“EPS”) was ($0.64), compared to $0.30 in the prior-year period, includes non-cash write-down of legacy goodwill impacting GAAP EPS by $0.67.

Non-GAAP diluted net EPS was $0.22, compared to $0.42 in the prior-year period. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $1.1 billion and $0.86 per diluted earnings per share, respectively, primarily related to impairment of goodwill, transformation costs and amortization of purchased intangible assets.

Cash flow from operations of $100 million, compared to $987 million in the prior-year period.

Free cash flow of ($402) million, compared to $402 million in the prior-year period.

Segment Results

Intelligent Edge revenue was $665 million, down 2% year over year when adjusted for currency, with 11.0% operating profit margin, compared to 5.3% from the prior-year period. Enhancements to North America sales leadership and go-to-market segmentation are paying off with 12% year over year growth in North America. Despite the challenging business environment, we are gaining market share in both campus switching and WLAN markets, while significantly improving profit margins.

Compute revenue was $2.6 billion, down 19% year over year when adjusted for currency, with 4.7% operating profit margin, compared to 9.3% from the prior-year period. Revenue in the quarter was pressured primarily by component shortages and supply chain disruptions related to the COVID-19 pandemic that impacted our ability to fulfill customer demand.

High Performance Compute & Mission Critical Systems (HPC & MCS) revenue was $589 million, down 18% year over year when adjusted for currency, with 5.6% operating profit margin, compared to 12.8% from the prior-year period. Revenue was impacted by COVID-19-related delays in installations and customer acceptance resulting in elevated backlog that should flow into the second half of the year. Our HPC business has been actively involved in COVID-19-related research activity and is providing COVID-19 researchers worldwide with access to the world’s most powerful HPC resources to advance the pace of scientific discovery in the fight to stop the virus.

Storage revenue was $1.1 billion, down 16% year over year when adjusted for currency, with 13.4% operating profit margin, compared to 18.5% from the prior-year period. Revenue in the quarter was pressured primarily by component shortages and supply chain disruptions related to the COVID-19 pandemic that impacted our ability to fulfill customer demand. Big Data showed continued momentum, up 61% year over year when adjusted for currency and Nimble Services revenue grew 20% year over year with services intensity at record highs as customers added high-margin value-added services.

Advisory & Professional Services (A&PS) revenue was $237 million, down 8% year over year when adjusted for currency, with 0.8% operating profit margin, compared to (5.4%) from the prior-year period. A&PS is a strategic business that pulls through significant infrastructure and operational services sales.

Financial Services revenue was $833 million, down 5% year over year when adjusted for currency, with 9.0% operating profit margin, compared to 8.6% from the prior-year period. Net portfolio assets were up 4% year over year when adjusted for currency, and financing volume was up 10% year over year when adjusted for currency, despite the impact of COVID-19. The business delivered return on equity of 15.3%, down 30 basis points from the prior-year period.

Immediate Actions to Reduce Operating Expenses

In response to the impact and uncertainty caused by the COVID-19 pandemic, on May 19, 2020, the Board of Directors of HPE approved certain base salary adjustments for the period beginning on July 1, 2020 through the remainder of fiscal year 2020, as follows: the base salaries of the Chief Executive Officer, and of each executive officer at the Executive Vice President level, will be reduced by 25%, and the base salary of each executive officer at the Senior Vice President level will be reduced by 20%. The Board also agreed to reduce by 25% the portion of the annual $100,000 cash retainer to which each director is entitled for the period beginning on July 1, 2020 through the remainder of fiscal 2020.

Cost Optimization and Prioritization Plan

On May 19, 2020, the Board of Directors also approved a cost optimization and prioritization plan in order to focus HPE’s investments and realign the workforce to areas of growth, including measures to simplify and evolve its product portfolio strategy, go-to-market configurations, supply chain structures, digital customer support model and marketing experiences, and real estate strategies. HPE expects that the plan will be implemented through fiscal year 2022 and estimates it will include gross savings as a result of changes to the company’s workforce, real estate model and business process improvements of at least $1.0 billion, with the plan expected to deliver annualized net run-rate savings of at least $800 million by fiscal year 2022-end, in both cases relative to HPE’s fiscal year 2019 exit.

In order to achieve this level of cost savings, HPE estimates cash funding payments between $1.0 billion to $1.3 billion over the next three years.

Fiscal Year 2020 Outlook

On April 6, 2020, HPE filed an 8K to withdraw fiscal year 2020 guidance due to increased level of uncertainty in which the global COVID-19 pandemic may adversely impact business operations, financial performance and results of operations. Consistent with that filing, HPE will not be providing fiscal year 2020 third quarter or full year guidance.

1Backlog represents the price of firm orders related to fiscal 2020 second quarter and prior quarters for which work has not been performed or goods have not been delivered as of April, 30 2020.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis as well as non-GAAP gross profit margin, non-GAAP operating expense, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit margin, operating profit (earnings from operations), operating profit margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus (“COVID-19”) pandemic and its impact on our business operations, liquidity and capital resources, employees, customers, supply chain, financial results and the world economy, any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings, restructuring charges, or other transformation actions; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, transformation and restructuring plans and any resulting benefit, cost savings or restructuring charges, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former Parent; risks associated with Hewlett Packard Enterprise’s international operations (including pandemics and public health problems, such as the outbreak of COVID-19); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; execution, integration and other risks associated with business combination and investment transactions; and the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise's business) and the anticipated benefits of the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as applicable.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the second quarter ended April 30, 2020. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2020	January 31, 2020	April 30, 2019
Net revenue	$6,009	$6,949	$7,150
Costs and expenses:
Cost of sales	4,095	4,667	4,845
Research and development	450	485	457
Selling, general and administrative	1,109	1,218	1,214
Amortization of intangible assets	84	120	69
Impairment of goodwill(a)	865	—	—
Transformation costs	200	89	54
Disaster charges (recovery)(b)	22	—	(7)
Acquisition, disposition and other related charges	18	22	84
Total costs and expenses	6,843	6,601	6,716
(Loss) earnings from operations	(834)	348	434
Interest and other, net	(68)	(19)	(18)
Tax indemnification adjustments	(35)	(21)	4
Non-service net periodic benefit credit	36	37	17
(Loss) earnings from equity interests	(10)	33	3
(Loss) earnings before taxes	(911)	378	440
Benefit (provision) for taxes	90	(45)	(21)
Net (loss) earnings	$(821)	$333	$419
Net (loss) earnings per share:
Basic	$(0.64)	$0.26	$0.31
Diluted(h)	$(0.64)	$0.25	$0.30
Cash dividends declared per share	$0.1200	$0.1200	$0.1125
Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,291	1,300	1,367
Diluted(h)	1,291	1,315	1,382

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Six months ended April 30,
	2020	2019
Net revenue	$12,958	$14,703
Costs and expenses:
Cost of sales	8,762	10,052
Research and development	935	923
Selling, general and administrative	2,327	2,425
Amortization of intangible assets	204	141
Impairment of goodwill(a)	865	—
Transformation costs	289	132
Disaster charges (recovery)(b)	22	(7)
Acquisition, disposition and other related charges	40	147
Total costs and expenses	13,444	13,813
(Loss) earnings from operations	(486)	890
Interest and other, net	(87)	(69)
Tax indemnification adjustments	(56)	223
Non-service net periodic benefit credit	73	33
Earnings from equity interests	23	18
(Loss) earnings before taxes	(533)	1,095
Benefit (provision) for taxes	45	(499)
Net (loss) earnings	$(488)	$596
Net (loss) earnings per share:
Basic	$(0.38)	$0.43
Diluted(h)	$(0.38)	$0.43
Cash dividends declared per share	$0.2400	$0.2250
Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,295	1,384
Diluted(h)	1,295	1,397

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended April 30, 2020	Diluted net earnings per share	Three months ended January 31, 2020	Diluted net earnings per share	Three months ended April 30, 2019	Diluted net earnings per share
GAAP net (loss) earnings	$(821)	$(0.64)	$333	$0.25	$419	$0.30
Non-GAAP adjustments:
Amortization of initial direct costs	3	—	3	—	—	—
Amortization of intangible assets	84	0.07	120	0.09	69	0.05
Impairment of goodwill(a)	865	0.67	—	—	—	—
Transformation costs	200	0.15	89	0.07	54	0.04
Disaster charges (recovery)(b)	22	0.02	—	—	(7)	(0.01)
Acquisition, disposition and other related charges	25	0.02	42	0.03	84	0.06
Tax indemnification adjustments	35	0.03	21	0.02	(4)	—
Non-service net periodic benefit credit	(36)	(0.03)	(37)	(0.03)	(17)	(0.01)
Loss from equity interests(c)	37	0.03	37	0.03	38	0.03
Adjustments for taxes	$(129)	(0.10)	(33)	(0.02)	(57)	(0.04)
Non-GAAP net earnings	$285	$0.22	$575	$0.44	$579	$0.42

GAAP (loss) earnings from operations	$(834)		$348		$434
Non-GAAP adjustments
Amortization of initial direct costs	3		3		—
Amortization of intangible assets	84		120		69
Impairment of goodwill(a)	865		—		—
Transformation costs	200		89		54
Disaster charges (recovery)(b)	22		—		(7)
Acquisition, disposition and other related charges	25		42		84
Non-GAAP earnings from operations	$365		$602		$634

GAAP operating profit margin	(13.9)%		5.0%		6.1%
Non-GAAP adjustments	20.0%		3.7%		2.8%
Non-GAAP operating profit margin	6.1%		8.7%		8.9%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended April 30, 2020	Three months ended January 31, 2020	Three months ended April 30, 2019
GAAP net revenue	$6,009	$6,949	$7,150
GAAP cost of sales	4,095	4,667	4,845
GAAP gross profit	$1,914	$2,282	$2,305

Non-GAAP adjustments
Amortization of initial direct costs	$3	$3	$—
Acquisition, disposition and other related charges(d)	7	20	—
Non-GAAP gross profit	$1,924	$2,305	$2,305

GAAP gross profit margin	31.9%	32.8%	32.2%
Non-GAAP adjustments	0.1%	0.4%	—%
Non-GAAP gross profit margin	32.0%	33.2%	32.2%

Net cash provided (used in) by operating activities	$100	$(79)	$987
Investment in property, plant and equipment	(591)	(568)	(799)
Proceeds from sale of property, plant and equipment	89	462	214
Free cash flow	$(402)	$(185)	$402

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)
	Six months ended April 30, 2020	Diluted net earnings per share	Six months ended April 30, 2019	Diluted net earnings per share
GAAP net (loss) earnings	$(488)	$(0.38)	$596	$0.43
Non-GAAP adjustments:
Amortization of initial direct costs	6	—	—	—
Amortization of intangible assets	204	0.17	141	0.11
Impairment of goodwill(a)	865	0.67	—	—
Transformation costs	289	0.22	132	0.09
Disaster charges (recovery)(b)	22	0.02	(7)	(0.01)
Acquisition, disposition and other related charges	67	0.05	147	0.11
Tax indemnification adjustments	56	0.04	(223)	(0.16)
Non-service net periodic benefit credit	(73)	(0.06)	(33)	(0.02)
Loss from equity interests(c)	74	0.06	76	0.05
Adjustments for taxes	(162)	(0.13)	340	0.24
Non-GAAP net earnings	$860	$0.66	$1,169	$0.84

GAAP (loss) earnings from operations	$(486)		$890

Non-GAAP adjustments
Amortization of initial direct costs	6		—
Amortization of intangible assets	204		141
Impairment of goodwill(a)	865		—
Transformation costs	289		132
Disaster charges (recovery)(b)	22		(7)
Acquisition, disposition and other related charges	67		147
Non-GAAP earnings from operations	$967		$1,303

GAAP operating profit margin	(3.8)%		6.1%
Non-GAAP adjustments	11.3%		2.8%
Non-GAAP operating profit margin	7.5%		8.9%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Six months ended April 30, 2020	Six months ended April 30, 2019
GAAP net revenue	$12,958	$14,703
GAAP cost of sales	8,762	10,052
GAAP gross profit	$4,196	$4,651

Non-GAAP adjustments
Amortization of initial direct costs	$6	$—
Acquisition, disposition and other related charges(d)	27	—
Non-GAAP gross profit	$4,229	$4,651

GAAP gross profit margin	32.4%	31.6%
Non-GAAP adjustments	0.2%	—%
Non-GAAP gross profit margin	32.6%	31.6%

Net cash provided by operating activities	$21	$1,369
Investment in property, plant and equipment	(1,159)	(1,528)
Proceeds from sale of property, plant and equipment	551	371
Free cash flow	$(587)	$212

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	April 30, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$5,131	$3,753
Accounts receivable, net of allowance for doubtful accounts	2,610	2,957
Financing receivables, net of allowance for doubtful accounts	3,630	3,572
Inventory	3,476	2,387
Assets held for sale	6	46
Other current assets	3,130	2,428
Total current assets	17,983	15,143
Property, plant and equipment	5,588	6,054
Long-term financing receivables and other assets(e)	10,295	8,918
Investments in equity interests	2,276	2,254
Goodwill and intangible assets	18,373	19,434
Total assets	$54,515	$51,803
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$5,162	$4,425
Accounts payable	5,482	5,595
Employee compensation and benefits	968	1,522
Taxes on earnings	202	186
Deferred revenue	3,268	3,234
Accrued restructuring	198	195
Other accrued liabilities(e)	4,917	4,002
Total current liabilities	20,197	19,159
Long-term debt	11,553	9,395
Other non-current liabilities(e)	6,507	6,100
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,282 and 1,294 shares issued and outstanding at April 30, 2020 and October 31, 2019, respectively)	13	13
Additional paid-in capital	28,207	28,444
Accumulated deficit(f)	(8,385)	(7,632)
Accumulated other comprehensive loss(f)	(3,625)	(3,727)
Total HPE stockholders’ equity	16,210	17,098
Non-controlling interests	48	51
Total stockholders’ equity	16,258	17,149
Total liabilities and stockholders’ equity	$54,515	$51,803

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)
	Three months ended April 30, 2020	Six months ended April 30, 2020
Cash flows from operating activities:
Net loss	$(821)	$(488)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	641	1,331
Impairment of goodwill	865	865
Stock-based compensation expense	67	160
Provision for doubtful accounts and inventory	87	128
Restructuring charges	164	248
Deferred taxes on earnings	(75)	(103)
Loss (earnings) from equity interests	10	(23)
Other, net	44	8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	241	323
Financing receivables	31	(73)
Inventory	(992)	(1,196)
Accounts payable	177	(73)
Taxes on earnings	(98)	(125)
Restructuring	(157)	(244)
Other assets and liabilities	(84)	(717)
Net cash provided by operating activities	100	21
Cash flows from investing activities:
Investment in property, plant and equipment	(591)	(1,159)
Proceeds from sale of property, plant and equipment	89	551
Purchases of available-for-sale securities and other investments	(14)	(73)
Maturities and sales of available-for-sale securities and other investments	20	28
Financial collateral posted	(3)	(51)
Financial collateral received	466	613
Payments made in connection with business acquisitions, net of cash acquired	(7)	(13)
Net cash used in investing activities	(40)	(104)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(45)	82
Proceeds from debt, net of issuance costs	3,225	3,565
Payment of debt	(481)	(931)
Net proceeds related to stock-based award activities	(4)	(47)
Repurchase of common stock	(151)	(355)
Cash dividends paid to non-controlling interests	(8)	(8)
Contributions from non-controlling interests	—	1
Cash dividends paid	(154)	(310)
Net cash provided by financing activities	2,382	1,997
Increase in cash, cash equivalents and restricted cash	2,442	1,914
Cash, cash equivalents and restricted cash at beginning of period	3,548	4,076
Cash, cash equivalents and restricted cash at end of period	$5,990	$5,990

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2020	January 31, 2020	April 30, 2019
Net revenue:(g)
Compute	$2,640	$3,011	$3,318
HPC & MCS	589	823	721
Storage	1,086	1,250	1,318
A & PS	237	243	260
Intelligent Edge	665	720	685
Financial Services	833	859	896
Corporate Investments	124	121	125
Total segment net revenue	6,174	7,027	7,323
Elimination of intersegment net revenue	(165)	(78)	(173)
Total Hewlett Packard Enterprise consolidated net revenue	$6,009	$6,949	$7,150

Earnings before taxes:(g)
Compute	$125	$286	$307
HPC & MCS	33	49	92
Storage	145	226	244
A & PS	2	(2)	(14)
Intelligent Edge	73	70	36
Financial Services	75	73	77
Corporate Investments	(28)	(27)	(29)
Total segment earnings from operations	425	675	713

Unallocated corporate costs and eliminations	(48)	(52)	(64)
Unallocated stock-based compensation expense	(12)	(21)	(15)
Amortization of initial direct costs	(3)	(3)	—
Amortization of intangible assets	(84)	(120)	(69)
Impairment of goodwill(a)	(865)	—	—
Transformation costs	(200)	(89)	(54)
Disaster (charges) recovery(b)	(22)	—	7
Acquisition, disposition and other related charges	(25)	(42)	(84)
Interest and other, net	(68)	(19)	(18)
Tax indemnification adjustments	(35)	(21)	4
Non-service net periodic benefit credit	36	37	17
(Loss) earnings from equity interests	(10)	33	3
Total Hewlett Packard Enterprise consolidated (loss) earnings before taxes	$(911)	$378	$440

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2020	2019
Net revenue:(g)
Compute	$5,651	$6,893
HPC & MCS	1,412	1,500
Storage	2,336	2,674
A & PS	480	501
Intelligent Edge	1,385	1,390
Financial Services	1,692	1,815
Corporate Investments	245	243
Total segment net revenue	13,201	15,016
Elimination of intersegment net revenue	(243)	(313)
Total Hewlett Packard Enterprise consolidated net revenue	$12,958	$14,703

Earnings before taxes:(g)
Compute	411	647
HPC & MCS	82	190
Storage	371	498
A & PS	—	(46)
Intelligent Edge	143	60
Financial Services	148	154
Corporate Investments	(55)	(57)
Total segment earnings from operations	1,100	1,446

Unallocated corporate costs and eliminations	(100)	(114)
Unallocated stock-based compensation expense	(33)	(29)
Amortization of initial direct costs	(6)	—
Amortization of intangible assets	(204)	(141)
Impairment of goodwill(a)	(865)	—
Transformation costs	(289)	(132)
Disaster (charges) recovery(b)	(22)	7
Acquisition, disposition and other related charges	(67)	(147)
Interest and other, net	(87)	(69)
Tax indemnification adjustments	(56)	223
Non-service net periodic benefit credit	73	33
Earnings from equity interests	23	18
Total Hewlett Packard Enterprise consolidated (loss) earnings before taxes	$(533)	$1,095

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	April 30, 2020	January 31, 2020	April 30, 2019	Q/Q	Y/Y
Net revenue:(g)
Compute	$2,640	$3,011	$3,318	(12%)	(20%)
HPC & MCS	589	823	721	(28%)	(18%)
Storage	1,086	1,250	1,318	(13%)	(18%)
A & PS	237	243	260	(2%)	(9%)
Intelligent Edge	665	720	685	(8%)	(3%)
Financial Services	833	859	896	(3%)	(7%)
Corporate Investments	124	121	125	2%	(1%)
Total segment net revenue	6,174	7,027	7,323	(12%)	(16%)
Elimination of intersegment net revenue	(165)	(78)	(173)	112%	(5%)
Total Hewlett Packard Enterprise consolidated net revenue	$6,009	$6,949	$7,150	(14%)	(16%)

	Six months ended April 30,
	2020	2019	Y/Y
Net revenue:(g)
Compute	$5,651	$6,893	(18%)
HPC & MCS	1,412	1,500	(6%)
Storage	2,336	2,674	(13%)
A&PS	480	501	(4%)
Intelligent Edge	1,385	1,390	—%
Financial Services	1,692	1,815	(7%)
Corporate Investments	245	243	1%
Total segment net revenue	13,201	15,016	(12%)
Elimination of intersegment net revenue	(243)	(313)	(22%)
Total Hewlett Packard Enterprise consolidated net revenue	$12,958	$14,703	(12%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2020	Q/Q	Y/Y
Segment operating profit margin:(g)
Compute	4.7%	-4.8 pts.	-4.6 pts.
HPC & MCS	5.6%	-0.4 pts.	-7.2 pts.
Storage	13.4%	-4.7 pts.	-5.1 pts.
A & PS	0.8%	1.6 pts.	6.2 pts.
Intelligent Edge	11.0%	1.3 pts.	5.7 pts.
Financial Services	9.0%	0.5 pts.	0.4 pts.
Corporate Investments	(22.6)%	-0.3 pts.	0.6 pts.
Total segment operating profit margin	6.9%	-2.7 pts.	-2.8 pts.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	April 30, 2020	January 31, 2020	April 30, 2019
Numerator:
GAAP net (loss) earnings	$(821)	$333	$419
Non-GAAP net earnings	$285	$575	$579

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share	1,291	1,300	1,367
Dilutive effect of employee stock plans(h)	7	15	15
Weighted-average shares used to compute diluted net (loss) earnings per share	1,298	1,315	1,382

GAAP net (loss) earnings per share
Basic	$(0.64)	$0.26	$0.31
Diluted(h)	$(0.64)	$0.25	$0.30

Non-GAAP net earnings per share
Basic	$0.22	$0.44	$0.42
Diluted(h)	$0.22	$0.44	$0.42

	Six months ended April 30,
	2020	2019
Numerator:
GAAP net (loss) earnings	$(488)	$596
Non-GAAP net earnings	$860	$1,169

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share	1,295	1,384
Dilutive effect of employee stock plans(h)	11	13
Weighted-average shares used to compute diluted net (loss) earnings per share	1,306	1,397

GAAP net earnings (loss) per share
Basic	$(0.38)	$0.43
Diluted(h)	$(0.38)	$0.43

Non-GAAP net earnings per share
Basic	$0.66	$0.84
Diluted(h)	$0.66	$0.84

(a)The Company recorded $865 million of partial goodwill impairment charge in the second quarter of fiscal 2020 as it was determined that the fair value of the HPC & MCS reporting unit was below the carrying value of its net assets.

(b)Disaster charges (recovery) for the three and six months ended April 30, 2020 primarily include direct costs resulting from COVID-19, as a result of HPE hosted, co-hosted, or sponsored event cancellations and shift to a virtual format. For the three and six months ended April 30, 2019, represents insurance recoveries in relation to damage to our facilities in Houston, Texas due to Hurricane Harvey in fiscal 2017.

(c)Represents the amortization of basis difference adjustments related to the H3C divestiture.

(d)For the periods presented, amounts represent Acquisition, disposition and other related charges related to a non-cash inventory fair value adjustment in connection with the acquisition of Cray, Inc., which was included in Cost of Sales.

(e)The Company adopted the new accounting standard for leases in the first quarter of fiscal 2020 which requires lessees to recognize a lease liability and a right-of-use (“ROU”) asset for the lease term. The Company elected the modified retrospective transition method whereby prior comparative periods are not restated. Adoption of the new lease standard resulted in the recognition of $1.0 billion of ROU assets and $1.1 billion of lease liabilities on the Company’s Condensed Consolidated Balance Sheet at November 1, 2019.

(f)The Company adopted an accounting standard update in the first quarter of fiscal 2020 that allowed it to reclassify $43 million of stranded tax effects resulting from U.S. tax reform from accumulated other comprehensive loss into accumulated deficit.

(g)Effective at the beginning of the first quarter of fiscal 2020, Hewlett Packard Enterprise Company ("HPE") implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. As a result of these organizational changes, HPE replaced the Hybrid IT reportable segment (and the Compute, Storage and HPE Pointnext business units within it) with four new financial reporting segments: Compute, High Performance Compute & Mission-Critical Systems ("HPC & MCS"), Storage, and Advisory and Profession Services ("A & PS").

In addition, the Intelligent Edge segment now includes the Data Center Networking ("DC Networking") operational services business that was previously a part of the Hybrid IT Segment. The DC Networking business, other than operational services, had been transferred to the Intelligent Edge segment in a prior realignment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings or net earnings per share ("EPS").

(h)Diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit (Non-GAAP earnings from operations) is operating profit (earnings from operations). The GAAP measure most directly comparable to non-GAAP operating profit margin is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross profit margin is defined to exclude charges relating to the amortization of initial direct costs and certain acquisition, disposition and other related charges. Non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), and non-GAAP operating profit margin are defined to exclude any charges relating to the amortization of intangible assets, amortization of initial direct costs, impairment of goodwill, transformation costs, disaster charges (recovery) and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non-service net periodic benefit credit, tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not quality for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the company did not adjust these historical costs to accumulated deficit. We believe that most financing companies did not elect this practical expedient and therefore we excluded these costs to facilitate a more meaningful evaluation of our current operating performance and comparisons to our peers.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings, operating profit margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•In the second quarter of fiscal 2020, Hewlett Packard Enterprise recorded an impairment charge for the goodwill associated with its HPC & MCS reporting unit following an impairment review. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods

•Transformation costs represent net costs related to the HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Disaster charges (recovery) for the three and six months ended April 30, 2020 primarily include direct costs resulting from COVID-19, as a result of HPE hosted, co-hosted, or sponsored event cancellations and shift to a virtual format. For the three and six months ended April 30, 2019, represents insurance recoveries in relation to damage to our facilities in Houston, Texas due to Hurricane Harvey in fiscal 2017. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit (Non-GAAP earnings from operations) facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise incurs costs related to its acquisitions, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit (Non-GAAP earnings from operations) facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.
•Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by Hewlett Packard Enterprise as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period, and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2020, the Company will use a projected non-GAAP tax rate of 12%, which reflects currently available information, including the impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. Hewlett Packard Enterprise believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Amortization of initial direct cost is excluded from non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have an impact on the equivalent GAAP earnings measure and HPE Financial Services Segment results.
•Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.
•Items such as impairment of goodwill, transformation costs, disaster charges (recovery) and acquisition, and disposition and other related costs that are excluded from non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as tax indemnification adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.
•Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
•Other companies may calculate revenue on a constant currency basis, non-GAAP gross profit margin, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (Non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.